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                                  EXHIBIT 23.1


                         CONSENT OF Carmine J. Bua, III

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of my opinion dated December 29, 1997 relating to the registration of the Securities as therein defined, of CUSTOMER SPORTS, INC., a Utah corporation, which is attached as Exhibit 5 therein.



December 29, 1997


                              /s/ Carmine J. Bua, III









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